Exhibit 23.4
February 12, 2025

CONSENT OF QUALIFIED PERSON

RPS Energy Canada Ltd. (“RPS”), in connection with Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), consents to:

•the public filing by the Company and use of:

•the technical report titled “Jordan Bromine Operation Technical Report Summary as of December 31, 2024” (the “Jordan Bromine Technical Report Summary”), with an effective date of December 31, 2024 and dated February 12, 2025;

•the technical report titled “Magnolia Field Bromine Reserves as of December 31, 2024” (the “Magnolia Technical Report Summary” and together with the Jordan Bromine Technical Report Summary, the “Technical Report Summaries”), with an effective date of December 31, 2024 and dated February 12, 2025 that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as exhibits to this Current Report on Form 8-K (the “Form 8-K”) and referenced in the Form 10-K.

•the incorporation by reference of the Technical Report Summaries into the Company’s Registration Statement on Form S-3 (No. 333-269815) and the Registration Statements on Form S-8 (No. 333-150694, 333-166828, 333-188599, 333-223167 and 333-271578) (collectively, the “Registration Statements”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements and the Technical Report Summaries; and

•any extracts from or a summary of the Technical Report Summaries in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

RPS is responsible for authoring, and this consent pertains to, the Technical Report Summaries. RPS certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

RPS Energy Canada Ltd.

By: /s/ Michael Gallup

Name: Michael Gallup
Title: Technical Director - Engineering